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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 13, 2008 with respect to the consolidated financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting of Tower Group, Inc. and subsidiaries, which appear in Tower Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2007. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Falls Church, Virginia
September 30, 2008

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM